Exhibit 10.30

FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY

AGREEMENT AND RELATED DOCUMENTS

This First Amendment to Revolving Credit and Security Agreement and Related Documents (“Agreement”) is executed by UCN, INC., a Delaware corporation (“Borrower”) and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“Lender”) for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as of February 14, 2006.

Recitals

A. Borrower executed and delivered to Lender a Revolving Credit and Security Agreement and other loan documents on and after November 11, 2005. Hereinafter, the Revolving Credit and Security Agreement and any amendments, modifications, replacements or substitutions thereto may be referred to collectively as the “Loan Agreement.” All of the capitalized phrases contained in this Agreement shall have the same meanings set forth in the Loan Agreement unless defined otherwise herein.

B. Borrower and Lender wish to modify the Loan Documents as set forth in this Agreement.

Agreements

1. The outstanding principal balance on Borrower’s Obligations to Lender under the Loan Documents amounted to approximately $5,096,826 as of February 10, 2006 and interest, fees, and expenses are accruing thereon as set forth in the Loan Documents.

2. Notwithstanding anything to the contrary contained in the Loan Agreement or the other Loan Documents, the definition of Collateral in Section 2.9 of the Loan Agreement and the other Loan Documents hereby is amended to include the deposit account and cash deposits described in Section 4.2 of the Loan Agreement (whether or not they contain or consist of cash that was raised by Debtor from the sale of any stock or other securities or any proceeds thereof), any amendments, modifications, replacements, or substitutions thereto, and the proceeds of any of the foregoing.

3. Section 4.2(h) of the Loan Agreement hereby is amended to read:

(h) Borrower shall have at least $1,500,000 in excess Availability at all times (“Minimum Excess Availability”) until the later of : (i) the date on which Borrower achieves a Fixed Charge Coverage Ratio (measured for each calendar month on the last day of such month) of at least 1:1 for twelve (12) consecutive months; or (ii) May 31, 2007; provided, however, that such Minimum Excess Availability shall be reduced to at least

$1,000,000 in excess Availability in the event that Borrower achieves a Fixed Charge Coverage Ratio (measured for each calendar month on the last day of such month) of at least 1:1 for six (6) consecutive months.

In addition to the foregoing Minimum Excess Availability, Borrower shall maintain at least $1,500,000 at all times in a deposit account at a financial institution acceptable to Lender in its sole discretion that is subject to a first priority security interest in favor of Lender and governed by a control agreement in form and substance acceptable to Lender in its sole discretion (“Minimum Balance Amount”); provided, however, that:

(A) if the Fixed Charge Coverage Ratio is at least .6:1 for the calendar month ending July 31, 2006 (based upon Lender’s approval of Borrower’s financial statements and compliance certificate for such calendar month) and no other Event of Default exists on September 5, 2006, the Minimum Balance Amount shall be reduced to $1,000,000 on September 5, 2006;

(B) if Borrower has satisfied the requirements set forth in the subsection (A) above and the Fixed Charge Coverage Ratio is at least 1:1 for the calendar month ending October 31, 2006 (based upon Lender’s approval of Borrower’s financial statements and compliance certificate for such calendar month) and no other Event of Default exists on December 5, 2006, the Minimum Balance Amount shall be reduced to $500,000 on December 5, 2006; and

(C) if Borrower has satisfied the requirements set forth in the subsections (A) and (B) above and the Fixed Charge Coverage Ratio is at least 1:1 for the calendar month ending December 31, 2006 (based upon Lender’s approval of Borrower’s financial statements and compliance certificate for such calendar month) and no other Event of Default exists on February 5, 2007, the Minimum Balance Amount shall be reduced to $0 and removed as a condition to subsequent advances and a financial covenant on February 5, 2007.

Lender shall provide Borrower with prompt written notice of its acceptance or rejection of any of the financial statements and compliance certificates described in subsections (A), (B) and (C) above.

Notwithstanding anything to the contrary contained herein, Borrower and Lender hereby acknowledge and agree that Borrower’s obligation to maintain the foregoing Minimum Excess Availability is in addition to, and not in lieu of, Borrower’s obligation to maintain the foregoing Minimum Balance Amount in a deposit account subject to the a first priority security interest and control agreement in favor of Lender and this subsection shall not be deemed to waive Borrower’s obligation to maintain the Fixed Charge Coverage Ratio described in Annex I attached hereto at any time or any Event of Default arising as a result of Borrower’s failure to maintain the Fixed Charge Coverage Ratio described in Annex I at any time.

4. Section 7.2 of the Loan Agreement hereby is amended to read:

7.2 Permitted Indebtedness

Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except the following (collectively, “Permitted Indebtedness”): (i) Indebtedness under the Loan Documents, (ii) any Indebtedness set forth on Schedule 7.2, (iii) Capitalized Lease Obligations incurred after the Closing Date and Indebtedness incurred pursuant to purchase money Liens permitted by Section 7.3(v), provided that the aggregate amount of such Capitalized Lease Obligations and purchase money indebtedness outstanding at any time shall not exceed $800,000, (iv) Indebtedness in connection with advances made by a stockholder or other equity owner in order to cure any default of the financial covenants set forth on Annex I; provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Lender’s rights pursuant to a subordination agreement in form and substance satisfactory to Lender; (v) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than 120 calendar days from the billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower’s independent accountants shall have been reserved; (vi) borrowings incurred in the ordinary course of business and not exceeding $20,000 individually or $100,000 in the aggregate outstanding at any one time, provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Lender’s rights pursuant to a subordination agreement in form and substance satisfactory to Lender; and (vii) Permitted Subordinated Debt. Borrower shall not make prepayments on any existing or future Indebtedness to any Person other than to Lender or to the extent specifically permitted by this Agreement or any subsequent agreement between Borrower and Lender.

5. The Fixed Charge Coverage Ratio covenant in Annex I hereby is amended to read:

1)	Fixed Charge Coverage Ratio (EBITDA/Fixed Charges)

The Fixed Charge Coverage Ratio shall be measured on a monthly basis for the calendar month ending June 30, 2006 and each subsequent calendar month during the Term of this Agreement upon Lender’s receipt of Borrower’s financial statements and compliance certificate for the relevant month and shall not be less than .4:1 for the calendar month ending on June 30, 2006; .6:1 for the calendar month ending on July 31, 2006; .7:1 for the calendar months ending on August 31 and September 30, 2006, and 1:1 for the calendar month ending on October 31, 2006 and the last day of each month thereafter.

6. The Minimum Excess Availability covenant in Annex I hereby is amended to read:

3)	Minimum Excess Availability and Minimum Balance Amount

Borrower shall maintain a Minimum Excess Availability (as defined in Section 4.2 of this Agreement) of at least $1,500,000 at all times until the later of : (i) the date on which Borrower achieves a Fixed Charge Coverage Ratio (measured for each calendar month on the last day of such month) of at least 1:1 for twelve (12) consecutive months; or (ii) May 31, 2007; provided, however, that such Minimum Excess Availability shall be reduced to at least $1,000,000 in excess Availability in the event that Borrower achieves a Fixed Charge Coverage Ratio (measured for each calendar month on the last day of such month) of at least 1:1 for six (6) consecutive months.

In addition to the foregoing Minimum Excess Availability, Borrower shall maintain a Minimum Balance Amount (as defined in Section 4.2 of this Agreement) of at least $1,500,000 at all times in a deposit account at a financial institution acceptable to Lender in its sole discretion that is subject to a first priority security interest in favor of Lender and governed by a control agreement in form and substance acceptable to Lender in its sole discretion; provided, however, that:

(A) if the Fixed Charge Coverage Ratio is at least .6:1 for the calendar month ending July 31, 2006 (based upon Lender’s approval of Borrower’s financial statements and compliance certificate for such calendar month) and no other Event of Default exists on September 5, 2006, the Minimum Balance Amount shall be reduced to $1,000,000 on September 5, 2006;

(B) if Borrower has satisfied the requirements set forth in the subsection (A) above and the Fixed Charge Coverage Ratio is at least 1:1 for the calendar month ending October 31, 2006 (based upon Lender’s approval of Borrower’s financial statements and compliance certificate for such calendar month) and no other Event of Default exists on December 5, 2006, the Minimum Balance Amount shall be reduced to $500,000 on December 5, 2006; and

(C) if if Borrower has satisfied the requirements set forth in the subsections (A) and (B) above and the Fixed Charge Coverage Ratio is at least 1:1 for the calendar month ending December 31, 2006 (based upon Lender’s approval of Borrower’s financial statements and compliance certificate for such calendar month) and no other Event of Default exists on February 5, 2007, the Minimum Balance Amount shall be reduced to $0 and removed as a condition to subsequent advances and a financial covenant on February 5, 2007.

Lender shall provide Borrower with prompt written notice of its acceptance or rejection of any of the financial statements and compliance certificates described in subsections (A), (B) and (C) above.

Notwithstanding anything to the contrary contained herein, Borrower and Lender hereby acknowledge and agree that Borrower’s obligation to maintain the foregoing Minimum Excess Availability is in addition to, and not in lieu of, Borrower’s obligation to maintain the foregoing Minimum Balance Amount in a deposit account subject to the a first priority security interest and control agreement in favor of Lender and this subsection shall not be deemed to waive Borrower’s obligation to maintain the Fixed Charge Coverage Ratio described in this Annex I attached hereto at any time or any Event of Default arising as a result of Borrower’s failure to maintain the Fixed Charge Coverage Ratio described in this Annex I at any time.

7. The definition of Fixed Charge Coverage Ratio in Annex I hereby is amended to read:

“Fixed Charge Coverage Ratio” shall mean, for Borrower collectively on a consolidated basis during the relevant period, the ratio of (a) EBITDA less taxes paid in cash or accrued and non-financed Capital Expenditures, to (b) Fixed Charges. The Fixed Charge Coverage Ratio shall be measured on a monthly basis for June 2006 and each subsequent month during the Term of this Agreement upon Lender’s receipt of Borrower’s financial statements and compliance certificate for the relevant month.

8. Borrower hereby releases, waives and forever discharges Lender and its shareholders, directors, officers, employees, and agents from all known and unknown, absolute and contingent, claims, defenses, setoffs, counterclaims, causes of action, actions, suits or other legal proceedings of any kind existing or accrued as of the date of this Agreement other than those arising solely from Lender’s gross negligence or wilful misconduct. Borrower and Lender hereby acknowledge and agree that neither the Default Rate nor any Non-Compliance Fee has been applied to any of the Obligations on or prior to the date of this Agreement.

9. Borrower hereby represents and warrants to and covenants with Lender that Lender’s liens, security interests, encumbrances and claims against the collateral described in the Loan Agreement and other Loan Documents shall continue to be prior and superior to any other liens, security interests, encumbrances or claims of any kind except for those specifically provided otherwise in the Loan Documents. Borrower represents and warrants to Lender that no Event of Default exists under the Loan Documents as of the date of this Agreement and no material adverse changes have occurred in Borrower’s financial condition since December 31, 2005 (the date of the last financial statements provided to Lender).

10. The Loan Agreement and other Loan Documents shall remain in full force and effect except as amended by this Agreement and the various documents described herein.

11. Borrower shall pay Lender a loan modification fee of $50,000 and all of Lender’s attorneys’ fees and other expenses incurred in connection with the negotiation, drafting, execution, filing and recording of this Agreement and the various documents described herein. The amounts described in this paragraph shall be in addition to, and not in lieu of, the interest, fees and other charges owing under the Loan Documents.

12. Borrower shall take any additional actions and execute any additional documents requested by Lender to carry out the intent and purposes of this Agreement and the various documents described herein. In addition, Lender hereby is authorized to file UCC amendments with any governmental authority to reflect the change in the Collateral that is described in this Agreement.

13. This Agreement and any related documents shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

14. This Agreement shall be governed by the laws of the State of Maryland.

15. The parties hereto consent to the jurisdiction and venue of any court of competent jurisdiction located in the State of Maryland in the event of any litigation pertaining to this Agreement and the various documents described herein or the enforcement of any liability, obligation, right or remedy described therein.

16. This Agreement and the various documents described herein may be executed in counterparts and shall be effective when at least one (1) counterpart has been executed by each party hereto.

17. The Loan Documents as amended by this Agreement and the various documents described herein represent the complete and integrated understanding between the parties pertaining to the subject matter hereof. All prior and contemporaneous understandings and agreements, written or oral, express or implied, shall be of no further force and effect to the extent inconsistent herewith.

18. EACH PARTY TO THIS AGREEMENT AND THE VARIOUS DOCUMENTS DESCRIBED HEREIN HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

BORROWER: UCN, INC.

By:	/s/ Brian Moroney
Name:	Brian Moroney
Title:	Chief Financial Officer

LENDER: CAPITALSOURCE FINANCE LLC

By:	/s/ Stephen M. Klein
Name:	Stephen M. Klein
Title:	Managing Director